UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):     January 18, 2010

CHINA ARCHITECTURAL ENGINEERING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33709	51-05021250
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

105 Baishi Road, Jiuzhou West Avenue, Zhuhai 519070 People’s Republic of China	N/A
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	0086-756-8538908

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2010, the Board of Directors of China Architectural Engineering, Inc. (the “Company”) approved the issuance of a total of 1.9 million shares of restricted stock (the “Restricted Stock Grants”) to certain of its officers, directors, and key employees under the China Architectural Engineering, Inc. 2009 Omnibus Incentive Plan (the “Plan”), which was previously approved by the Company’s stockholders at its 2009 Annual Meeting of Stockholders.  As approved by the Board, the Restricted Stock Grants were subject to and contingent upon the Company’s filing of a registration statement on Form S-8 with the Securities and Exchange Commission, which occurred on January 21, 2010.  Included in the Restricted Stock Grants as approved by the Board were issuances to the executive officers and members of the Board of Directors, as set forth below.

Name	Position	No. of Shares of Restricted Stock
Luo Ken Yi	Chief Executive Officer and Chairman of the Board	160,000
Charles John Anderson	President, U.S. Operations and Chief Operating Officer	200,000
Tang Nianzhong	Vice President, China Operations and Director	152,000
Ye Ning	Vice President	150,000
Li Guoxing	General Manager of Design	151,000
Wang Zairong	Chief Technology Officer	10,000
Feng Shu	Research and Development Supervisor	9,000
Zheng Jinfeng	Director	30,000
Zhao Bao Jiang	Director	30,000
Kelly Wang	Director	30,000
Miu Cheung	Director	15,000
Chia Yong Whatt	Director	6,000

The Restricted Stock Grants will vest such that ¼ will vest on March 31, 2010, ¼ will vest on June 30, 2010, ¼ will vest on September 30, 2010, and the remaining ¼ will vest on December 31, 2010, except for the Restricted Stock Grant that was made to Charles John Anderson, which will vest 100% upon the date of grant.  Each of the recipients will enter into a form of Restricted Stock Award Agreement under the Plan, a form of which is attached to this Current Report on Form 8-K as Exhibit 10.1.  Upon termination of service with the Company, unvested Restricted Stock Grants will immediately expire and be cancelled.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description
10.1	Form of Restricted Stock Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2010	CHINA ARCHITECTURAL ENGINEERING, INC.

	By:	/s/ Luo Ken Yi
	Name:	Luo Ken Yi
	Title:	Chief Executive Officer